EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

BOARD OF DIRECTORS AND SHAREHOLDERS OF FIRST KEYSTONE CORPORATION:

We consent to the use of our reports dated March 18, 2013, with respect to the consolidated balance sheets of First Keystone Corporation and Subsidiary as of December 31, 2012, and 2011, and the related consolidated statements of income, changes in stockholders’ equity, comprehensive income, and cash flows for each of the years in the three-year period ended December 31, 2012, management’s report on internal control over financial reporting as of December 31, 2012, and the effectiveness of internal control over financial reporting as of December 31, 2012, which reports are included herein and the incorporation by reference of such reports on the Registrant’s Registration Statement on Form S-3, related to the Dividend Reinvestment and Stock Purchase Plan, filed with the SEC on August 3, 2007 (Registration No. 333-145093).

/s/ J. H. Williams & Co., LLP
J. H. Williams & Co., LLP

March 18, 2013

Kingston, Pennsylvania